EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:  Press:       Frank D. Filipo

Executive Vice President &
                                   Chief Operating Officer
                                   (631) 208-2400

  Investor: Brian K. Finneran
                   Executive Vice President &
                   Chief Financial Officer
                   (631) 208-2400
4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP DECLARES QUARTERLY DIVIDEND

Riverhead, New York, October 29, 2014 – Suffolk Bancorp (the "Company") (NASDAQ –SUBK), parent company of Suffolk County National Bank (the "Bank"), announced that its Board of Directors today declared a quarterly cash dividend of $0.06 per share on its common stock.  The dividend will be payable on November 26, 2014 to shareholders of record as of November 12, 2014.

Corporate Information
Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through the Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York and Suffolk Bancorp's wholly owned subsidiary. Organized in 1890, the Bank has 26 branch offices in Nassau and Suffolk Counties, New York. For more information about the Bank and its products and services, please visit www.scnb.com.